Exhibit (c)(3)
November 12, 2010 MCCC VALUATION PRESENTATION STRICTLY PRIVATE AND CONFIDENTIAL

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered in order to assist the Client in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management projections supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan's statements and estimates constitute J.P. Morgan's judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Client or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of, or opinions as to the valuation of, the assets, stock, or business of the Company or any other entity or opinions concerning the fairness of any proposal or "offer" price referred to herein. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Client and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Client relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Client by J.P. Morgan. J.P. Morgan's policies on data privacy can be found at http://www.jpmorgan.com/pages/privacy. J.P. Morgan's policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties. J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities LLC, J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in EMEA and Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. J.P. Morgan deal team members may be employees of any of the foregoing entities. This presentation does not constitute a commitment by any J.P. Morgan entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services. M C C C V A L U A T I O N P R E S E N T A T I O N

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These policies prohibit employees from offering research coverage, a favorable research rating or a specific price target or offering to change a research rating or price target as consideration for or an inducement to obtain business or other compensation. We are required to obtain, verify and record certain information that identifies the Company, which information includes the name and address of the Company and other information that will allow us to identify the Company in accordance, as applicable, with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and such other laws, rules and regulations as applicable within and outside the United States. We do not provide legal, compliance, tax or accounting advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by us to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then the statement expressed herein is being delivered to support the promotion or marketing of the transaction or matter addressed and the recipient should seek advice based on its particular circumstances from an independent tax advisor. Notwithstanding anything that may appear herein or in other materials to the contrary, the Company shall be permitted to disclose the tax treatment and tax structure of a transaction (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information) on and after the earliest to occur of the date of (i) public announcement of discussions relating to such transaction, (ii) public announcement of such transaction or (iii) execution of a definitive agreement (with or without conditions) to enter into such transaction; provided, however, that if such transaction is not consummated for any reason, the provisions of this sentence shall cease to apply. Copyright 2010 Bank of America Corporation. M C C C V A L U A T I O N P R E S E N T A T I O N

Public market overview of MCCC Public market overview ($ mm except for per share data) Note: Market data as of 11/10/2010 1 Assumes $8mm of stock based compensation Trading statistics since 6/1/2010 offer (mm, except per share data) Transaction premiums (illustrative offer of $8.00) 1 M C C C V A L U A T I O N P R E S E N T A T I O N

6 out of the top 10 were sellers below $6.25 during Q2 2010 Momentum analysis Source: Thomson as of latest 13-F filings 2 M C C C V A L U A T I O N P R E S E N T A T I O N

One-year stock price performance Date Line 1 Line 2 Line 3 Line 4 Line 5 Line 6 Line 7 Line 8 Line 9 Line 10 Line 11 Line 12 Line 13 Line 14 Line 15 Line 16 Annotations 11/10/2009 4.56 11/11/2009 4.5 11/12/2009 4.21 11/13/2009 4.38 11/16/2009 4.7 11/17/2009 4.53 11/18/2009 4.45 11/19/2009 4.21 11/20/2009 4.25 11/23/2009 4.37 11/24/2009 4.16 11/25/2009 4.09 11/27/2009 4 11/30/2009 4.04 12/1/2009 4.01 12/2/2009 3.95 12/3/2009 3.95 12/4/2009 4.43 12/7/2009 4.52 12/8/2009 4.63 12/9/2009 4.64 12/10/2009 4.58 12/11/2009 4.6 12/14/2009 4.66 12/15/2009 4.61 12/16/2009 4.46 12/17/2009 4.41 12/18/2009 4.36 12/21/2009 4.44 12/22/2009 4.43 12/23/2009 4.53 12/24/2009 4.54 12/28/2009 4.42 12/29/2009 4.41 12/30/2009 4.43 12/31/2009 4.47 1/4/2010 4.82 1/5/2010 4.85 1/6/2010 4.82 1/7/2010 4.95 1/8/2010 4.93 1/11/2010 4.88 1/12/2010 4.74 1/13/2010 4.86 1/14/2010 4.76 1/15/2010 4.61 1/19/2010 4.72 1/20/2010 4.5 1/21/2010 4.29 1/22/2010 4.23 1/25/2010 4.18 1/26/2010 4.01 1/27/2010 4.13 1/28/2010 4.2 1/29/2010 4.16 2/1/2010 4.32 2/2/2010 4.27 2/3/2010 4.12 2/4/2010 4.02 2/5/2010 4.09 2/8/2010 4.05 2/9/2010 4.18 2/10/2010 4.08 2/11/2010 4.17 2/12/2010 4.25 2/16/2010 4.28 2/17/2010 4.27 2/18/2010 4.29 2/19/2010 4.43 2/22/2010 4.32 2/23/2010 4.49 2/24/2010 4.51 2/25/2010 4.42 2/26/2010 4.64 3/1/2010 4.79 3/2/2010 4.83 3/3/2010 4.85 3/4/2010 4.92 3/5/2010 5.1 3/8/2010 5.47 3/9/2010 5.85 3/10/2010 5.79 3/11/2010 5.85 3/12/2010 5.9 3/15/2010 5.98 3/16/2010 5.95 3/17/2010 6.1 3/18/2010 6.02 3/19/2010 5.86 3/22/2010 6.01 3/23/2010 5.97 3/24/2010 6 3/25/2010 6.12 3/26/2010 6.08 3/29/2010 6.15 3/30/2010 6.02 3/31/2010 5.95 4/1/2010 5.94 4/5/2010 6 Illustrative offer 53.3% RBC offer announcement (6/1/2010) Source: FactSet as of 11/10/2010 1 Trading period ending on May 28, 2010 2 Illustrative offer price of $8.00 per share MCCC one-year stock price performance 3 M C C C V A L U A T I O N P R E S E N T A T I O N

Equity analyst price targets Source: Wall Street Research 1 Date of most recent analyst report published with the valuation information 2 Valuation methodology described is for current price targets except in cases where current target is not available 3 Denotes firms which have not released updated research reports since Mediacom announced Q3 '10 earnings 4 M C C C V A L U A T I O N P R E S E N T A T I O N

Management projections Note: Source of management projections is Mediacom management / RBC 1 Based on debt repayment profile guided by RBC $ millions 5 M C C C V A L U A T I O N P R E S E N T A T I O N

Wall Street Projections

$ millions

	2010E	2011E	2012E	2013E	'10-'12 CAGR	'10-'13 CAGR
Revenue	$1,501	$1,530	$1,564	$1,591	2.1%	2.0%
% growth		*1.9%*	*2.2%*	*1.7%*		
Previous revenue	**1,501**	**1,541**	**1,585**	**1,618**		
Difference — $	**1**	**(11)**	**(21)**	**(27)**		
Difference — %	**0.0%**	**(0.7%)**	**(1.3%)**	**(1.7%)**		
EBITDA (post-SBC)	541	550	558	558	1.6%	1.0%
% margin	*36.0%*	*35.9%*	*35.7%*	*35.1%*		
% growth		*1.7%*	*1.5%*	*(0.0%)*		
Previous EBITDA (post-SBC)	**550**	**562**	**578**	**595**		
Difference — $	**(9)**	**(12)**	**(20)**	**(37)**		
Difference — %	**(1.6%)**	**(2.1%)**	**(3.5%)**	**(6.3%)**		
EBITDA-Capex	303	319	330	361	4.4%	6.0%
% sales	*20.2%*	*20.8%*	*21.1%*	*22.7%*		
Previous EBITDA -Capex	**315**	**337**	**355**	**370**		
Difference — $	**(12)**	**(18)**	**(25)**	**(9)**		
Difference — %	**(3.8%)**	**(5.3%)**	**(7.1%)**	**(2.5%)**		
LFCF[1]	93	120	115	137	11.2%	13.8%
% EBITDA	*17.1%*	*21.8%*	*20.5%*	*24.5%*		
% growth		*29.4%*	*(4.5%)*	*19.2%*		
Previous LFCF[1]	**70**	**138**	**130**	**134**		
Difference — $	**23**	**(18)**	**(15)**	**3**		
Difference — %	**33.4%**	**(12.8%)**	**(11.9%)**	**2.1%**		

Street benchmarked numbers ($mm)

- Used median of Wall Street projections for revenue (2010-2011), EBITDA (2010-2012) and capex (2010-2012)
- Applied median growth rate of available research to previous year metric for revenue (2012-2013) and percentage of revenue for EBITDA and capex (2013)
- LFCF calculated assuming MCCC current capital structure, swap contracts and refinancing of existing debt 24-36 months prior to maturity

[1] Based on debt repayment profile guided by RBC

MCCC VALUATION PRESENTATION
J.P.Morgan
6
Bank of America Merrill Lynch

Cable values are unlikely to return to higher historical levels in the foreseeable future, given relatively lower current EBITDA growth expectations Historical average cable 1-year forward1 EBITDA growth rates Sources: FactSet, company filings and Wall Street research Note: Companies included are Cablevision, Charter, Comcast, Mediacom, and Time Warner Cable; Time Warner Cable included in averages starting in 2007; Charter not included in 2009 averages due to bankruptcy; based on book value of debt 1 "1-year forward" means the twelve month period ended December 31 of the same year 2 All multiples as of 11/10/2010 Historical average cable adjusted FV / 1-year forward1 EBITDA Implied growth adjusted FV / 1-year forward1 EBITDA Average 3/31/2005 0.082 3/31/2006 0.092 3/31/2007 0.098 3/31/2008 0.091 3/31/2009 0.04 3/31/2010 0.041 5/28/2010 0.036 Current2 0.032 Average 3/31/2005 1.230462721 3/31/2006 0.93687131 3/31/2007 0.875930693 3/31/2008 0.762875349 3/31/2009 1.495561125 3/31/2010 1.353878152 5/28/2010 1.660023628 Current2 1.9 3/31/2005 3/31/2006 3/31/2007 3/31/2008 3/31/2009 3/31/2010 5/28/2010 Current2 Average 10.03073791 8.6 8.592446699 6.937419448 5.923984348 6 6.1 6.25 38% multiple contraction 7 M C C C V A L U A T I O N P R E S E N T A T I O N

Peer trading multiples Note: Comcast is pro forma for NBCU transaction; cable firm value is based on average analyst estimate of NBCU value of $35.3bn 1 MCCC illustrative offer values and equity values adjusted for PV of 382 limited NOLs of $218mm (based on Wall Street research projections) and $213mm (based on management projections); all other values adjusted for Wall Street research consensus view of PV of NOLs; MCCC Wall Street research consensus view of PV of NOLs of $389mm; Market data as of 11/10/10 2 Cablevision pro forma for Bresnan transaction [Insert object title] Firm values and equity values adjusted for NOLs1 ($millions) Firm values and equity values unadjusted for NOLs ($millions) 8 M C C C V A L U A T I O N P R E S E N T A T I O N

Revenue / subscriber 2010 EBITDA / subscriber 2010 Capex / subscriber 2010 (EBITDA - Capex) / subscriber 2010 Relative subscriber profitability 2010 CVC 1852 1538 CMCSA 1557 1538 CHTR 1518 1538 TWC 1511 1538 MCCC2 1248 1538 2010 CVC 683 576 CMCSA 603 576 TWC 549 576 CHTR 549 576 MCCC2 449 576 2010 CHTR 265 221 TWC 235 221 CMCSA 206 221 CVC 190 221 MCCC2 192 221 2010 CVC 493.1 355 CMCSA 396.7 355 TWC 313.5 355 CHTR 283.7 355 MCCC2 257.1 355 EBITDA growth '09-'10 - 5.4% 6.1% 3.5% 1.4% '10-'11 2.9% 4.1% 2.7% 4.3% 1.9% Capex as % revenue 17.5% 15.6% 13.2% 10.2% 15.4% EBITDA-Capex as % revenue 26.6% 25.5% 20.7% 18.7% 20.6% Peer median = $1,538 (3.1% '10-'11 growth) Peer median = $221 (14.4% intensity) Peer median = $355 ($193 LFCF / subscriber) Peer median = $576 (3.5% '10-'11 growth) System values differ depending upon size of market and penetration rates of advanced digital and broadband services Revenue growth '09-'10 - 5.3% 4.6% 5.0% 2.9% '10-'11 4.6% 2.8% 3.4% 3.2% 2.8% Source: Wall Street Research, MCCC management projections as of September 2010 Note: CVC pro forma for Bresnan acquisition 1 MCCC LFCF based on debt repayment profile guided by RBC 2 Based on MCCC management projections as of September 2010 LFCF1 / subscriber $286 $228 $159 $94 $55 9 M C C C V A L U A T I O N P R E S E N T A T I O N

Source: Company filings and trending reports Note: Figures shown are as of Q3 2010 1 Pro forma for Bresnan transaction Basic penetration (Basic subscribers / homes passed) Digital penetration (Digital customers / basic subs) High speed data penetration (HSD customers / homes passed) Telephony penetration (Telephony customers / homes passed) Relative subscriber profitability (cont'd) 2010 CVC1 0.612 0.45 TWC 0.46 0.45 CMCSA 0.44 0.45 CHTR 0.39 0.45 MCCC 0.428 0.45 2010 CVC1 0.945 0.79 CMCSA 0.85 0.79 CHTR 0.73 0.79 TWC 0.72 0.79 MCCC 0.6 0.79 2010 CVC1 0.518 0.34 TWC 0.36 0.34 CMCSA 0.32 0.34 CHTR 0.27 0.34 MCCC 0.29 0.34 2010 CVC1 0.406 0.16 TWC 0.16 0.16 CMCSA 0.16 0.16 CHTR 0.14 0.16 MCCC 0.12 0.16 Peer median = 45% Peer median = 34% Peer median = 16% Peer median = 79% Population density and demographics impact penetration rates 10 M C C C V A L U A T I O N P R E S E N T A T I O N

Mean Mean Barbell 1 Barbell 2 Barbell 3 Barbell 4 Barbell 5 Barbell 6 Barbell 7 Barbell 8 Barbell 9 Barbell 10 Barbell 11 Barbell 12 Barbell 13 Barbell 14 Barbell 15 Barbell 16 4 45 8 45 4 43 10 43 -1.51 49 13.77 49 5.7 49 -2.85 47 12.22 47 4.27 47 11.93 42 16.27 42 16.24 42 13.59 40 10.1 40 13.57 40 -7.17 35 8.3 35 -9.4 33 5.45 33 4.35 28 19.84 28 10.53 28 10.9 26 20 26 14.9 26 11.66 21 4.88 21 8.88 19 2.19 19 7.09 13 7.41 13 8.46 13 6.58 11 6.84 11 7.81 11 6.32 8 6.37 8 7.27 8 8 0 8 54 8.75 0 8.75 54 4 3 8 3 5 1 10 1 Valuation summary Source: Management projections, Wall Street research, public filings Note: EBITDA metrics for publicly traded peers analysis are post-SBC; net debt as of 09/30/10; DCF analysis as of 09/30/10; analysis assumes 68.3 basic shares outstanding and dilution from options and RSUs based on treasury stock method; current Management case PV of NOLs of $324mm and $213mm with 382 limitation and NUBIG allowance; old Management case PV of NOLs of $361mm, and $229mm with 382 limitation and NUBIG allowance 1 High and low of mean and median percentages 2 Pre-offer price adjusted for median stock price performance of CVC, CHTR, TWC and CMCSA since 5/28/2010 of 14.2% Implied equity value per share ($) Publicly traded companies - FV / 2011E EBITDA Old plan ($563mm): 4.9x - 5.9x - 7.0x Current plan ($551mm): 4.9x - 5.9x - 7.0x Publicly traded companies - Adj. Price / 2011E fully-taxed LFCF Old plan ($89mm): 5.9x - 9.6x - 9.6x Current plan ($72mm): 5.9x - 9.6x - 9.6x Minority buy-in premiums (for reference only)1 - applies to pre-offer and adjusted pre-offer price2 1-day ($5.33; $6.09): 33% - 39% 6-month ($5.18; $5.92): 27% - 32% 1-year ($5.18; $5.91): 22% - 23% DCF - flat capex (8.00% - 9.00% discount rate, 2.0% perp growth) Old plan Current plan SC ask $8.75 Equity research (for reference only) Available as of initial bid Available now Publicly traded companies - FV / RGUs and FV / Subs 3Q'10 RGUs (3.1mm): $1,053 - $1,205 - $1,440 3Q'10 Subs (1.2mm): $3,101 - $3,357 - $4,892 $38.71 Legend Based on publicly traded companies excluding CVC Based on CVC multiples Publicly traded companies - FV / 2011E (EBITDA - capex) Old plan ($332mm): 7.2x - 10.5x Current plan ($315mm): 7.2x - 10.5x with 382-limited NOLs ($3.35) - $3.93 - $12.07 ($4.42) - $2.71 - $10.77 with 382-limited NOLs $10.22 - $14.54 - 14.57 $8.65 - $12.12- $12.15 with 382-limited NOLs ($9.02) - $6.57 ($10.97) - $3.93 with 382-limited NOLs $2.79 - $9.08 - $18.40 $9.45 - $13.45 - $37.26 with 382-limited NOLs $3.07 - $9.96 $0.62- $7.41 Illustrative offer $8.00 11 M C C C V A L U A T I O N P R E S E N T A T I O N

Analysis at various prices ($mm, except per share data) 1 Offer refers to the $6 public offer on June 1, 2010 12 M C C C V A L U A T I O N P R E S E N T A T I O N

Analysis at various prices - current plan ($mm, except per share data) Note: EBITDA is post-SBC 1 $389mm represents PV of NOL based on Wall Street consensus; $324mm represent calculated PV of NOL based on 13% discount rate 2 Based on PV of NOLs assuming 13% discount rate with 382 and NUBIG limitations 13 M C C C V A L U A T I O N P R E S E N T A T I O N

Analysis at various prices - old plan ($mm, except per share data) Note: EBITDA is post-SBC 1 $389mm represents PV of NOL based on Wall Street consensus; $361mm represent calculated PV of NOL based on 13% discount rate 2 Based on PV of NOLs assuming 13% discount rate with 382 and NUBIG limitations 14 M C C C V A L U A T I O N P R E S E N T A T I O N

Analysis at various prices - street metrics ($mm, except per share data) Note: EBITDA is post-SBC 1 $389mm represents PV of NOL based on Wall Street consensus; $330mm represent calculated PV of NOL based on 13% discount rate 2 Based on PV of NOLs assuming 13% discount rate with 382 and NUBIG limitations 15 M C C C V A L U A T I O N P R E S E N T A T I O N

Discounted cash flow - Management projections - current plan (flat capex) Discounted cash flow analysis ($ mm) Note: Assumes valuation date of 9/30/2010 16 M C C C V A L U A T I O N P R E S E N T A T I O N

Discounted cash flow sensitivities — Current management projections (flat capex)

Equity value: unlimited NOLs

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	437	651	905
8.25%	316	513	743
8.50%	204	385	595
8.75%	99	266	459
9.00%	2	156	333

Equity value/share: unlimited NOLs

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	6.05	8.88	12.17
8.25%	4.43	7.05	10.07
8.50%	2.87	5.35	8.15
8.75%	1.40	3.74	6.35
9.00%	0.03	2.19	4.67

Firm value

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	3,360	3,574	3,828
8.25%	3,239	3,436	3,667
8.50%	3,127	3,308	3,519
8.75%	3,023	3,189	3,382
9.00%	2,925	3,079	3,257

Equity value: 382 limited NOLs

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	325	539	793
8.25%	204	401	631
8.50%	92	273	484
8.75%	(12)	154	347
9.00%	(110)	44	222

Equity value/share: 382 limited NOLs

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	4.55	7.41	10.72
8.25%	2.87	5.57	8.62
8.50%	1.29	3.84	6.67
8.75%	(0.18)	2.17	4.85
9.00%	(1.55)	0.62	3.12

TV / 2015E EBITDA

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	6.1x	6.6x	7.3x
8.25%	5.9x	6.4x	7.0x
8.50%	5.7x	6.1x	6.7x
8.75%	5.5x	5.9x	6.4x
9.00%	5.3x	5.7x	6.2x

Equity value: without NOLs

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	112	327	580
8.25%	(8)	188	419
8.50%	(121)	60	271
8.75%	(225)	(58)	135
9.00%	(323)	(169)	9

Equity value/share: without NOLs

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	1.58	4.58	7.95
8.25%	(0.12)	2.65	5.81
8.50%	(1.70)	0.85	3.81
8.75%	(3.17)	(0.82)	1.90
9.00%	(4.54)	(2.37)	0.13

Note: Assumes valuation date of 9/30/2010; net debt of $3,248mm; PV of NOLs of $324mm without 382 limitation, $213mm with 382 limitation; per share values calculated using treasury stock method and options and RSU schedules provided by management

MCCC VALUATION PRESENTATION
J.P.Morgan
17
Bank of America Merrill Lynch

Discounted cash flow - Old plan Discounted cash flow analysis ($ mm) Note: Assumes valuation date of 9/30/2010 18 M C C C V A L U A T I O N P R E S E N T A T I O N

Discounted cash flow sensitivities — Old plan

Equity value: unlimited NOLs

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	642	866	1,130
8.25%	516	721	962
8.50%	399	588	808
8.75%	290	464	666
9.00%	189	349	535

Equity value/share: unlimited NOLs

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	8.75	11.66	15.09
8.25%	7.10	9.78	12.91
8.50%	5.55	8.04	10.91
8.75%	4.08	6.41	9.06
9.00%	2.65	4.88	7.34

Firm value

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	3,529	3,753	4,017
8.25%	3,403	3,608	3,849
8.50%	3,286	3,474	3,694
8.75%	3,177	3,351	3,552
9.00%	3,075	3,236	3,421

Equity value: 382 limited NOLs

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	511	734	999
8.25%	385	590	831
8.50%	268	456	676
8.75%	159	333	534
9.00%	57	218	403

Equity value/share: 382 limited NOLs

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	7.03	9.96	13.39
8.25%	5.35	8.07	11.21
8.50%	3.77	6.31	9.20
8.75%	2.24	4.66	7.34
9.00%	0.81	3.07	5.60

TV / 2015E EBITDA

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	6.2x	6.7x	7.3x
8.25%	5.9x	6.4x	7.0x
8.50%	5.7x	6.2x	6.7x
8.75%	5.5x	6.0x	6.5x
9.00%	5.4x	5.8x	6.2x

Equity value: without NOLs

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	281	505	769
8.25%	155	360	601
8.50%	38	227	447
8.75%	(71)	103	305
9.00%	(172)	(12)	174

Equity value/share: without NOLs

	Perpetuity growth rate		
WACC	1.50%	2.00%	2.50%
8.00%	3.95	6.95	10.41
8.25%	2.18	5.03	8.22
8.50%	0.54	3.19	6.18
8.75%	(0.99)	1.45	4.28
9.00%	(2.42)	(0.16)	2.45

Note: Assumes valuation date of 9/30/2010; net debt of $3,248mm; PV of NOLs of $361mm without 382 limitation, $229mm with 382 limitation; per share values calculated using treasury stock method and options and RSU schedules provided by management

MCCC VALUATION PRESENTATION

J.P.Morgan

19

Bank of America Merrill Lynch

Summary of Equity Research Perpetuity Growth Rate Assumptions for MSO Comparables

Perpetuity growth

	Mediacom	Cablevision[1]	Charter	Comcast[1]	Time Warner Cable
Minimum	1.00%	0.00%	2.00%	0.00%	(1.00%)
Median	1.75%	2.00%	2.00%	2.00%	1.05%
Maximum	6.00%	3.00%	2.00%	3.00%	5.00%

WACC

	Mediacom	Cablevision[1]	Charter	Comcast[1]	Time Warner Cable
Minimum	6.72%	7.70%	8.00%	7.20%	7.91%
Median	9.20%	8.10%	9.00%	9.00%	9.00%
Maximum	10.00%	14.50%	10.00%	14.70%	12.20%

Source: Wall Street Research
[1] Showing data for consolidated Comcast and Cablevision. Data for cable operations of Comcast and Cablevision only are unavailable

MCCC VALUATION PRESENTATION
J.P.Morgan
20
Bank of America Merrill Lynch

Comparison of Special Committee Asking Price to Bresnan transaction (change of control transaction) Note: Bresnan EBITDA and capex figures based on median Wall Street research projections for 2010 1 Tax benefit from asset step-up 21 M C C C V A L U A T I O N P R E S E N T A T I O N

Precedent premium analysis

Final premiums (median)

	Number	1-day	6-month	1-year	52 wk high	52 wk low
All deals	130	**33%**	**27%**	**23%**	**(7%)**	**77%**
Cash consideration	100	**36%**	**29%**	**27%**	**(3%)**	**83%**
Publicly negotiated	57	**35%**	**29%**	**28%**	**3%**	**82%**
>$100mm	60	**30%**	**24%**	**26%**	**1%**	**65%**
>50% or voting control	105	**31%**	**27%**	**21%**	**(7%)**	**75%**
% range		30%-36%	24%-29%	21%-28%	(7%)-3%	65%-83%
Median		33%	27%	26%	(3%)	77%
MCCC price		$5.33	$5.18	$5.18	$7.20	$3.95
Implied price (range)		$6.93-$7.24	$6.41-$6.69	$6.25-$6.65	$6.68-$7.40	$6.51-$7.23
Implied price (median)		7.07	6.58	6.53	7.02	6.97

Final premiums (mean)

	Number	1-day	6-month	1-year	52 wk high	52 wk low
All deals	130	**39%**	**32%**	**22%**	**(13%)**	**285%**
Cash consideration	100	**43%**	**35%**	**27%**	**(9%)**	**339%**
Publicly negotiated	57	**37%**	**33%**	**27%**	**(7%)**	**109%**
>$100mm	60	**33%**	**27%**	**26%**	**(4%)**	**452%**
>50% or voting control	105	**38%**	**31%**	**21%**	**(13%)**	**321%**
% range		33%-43%	27%-35%	21%-27%	(13%)-(4%)	109%-452%
Median		38%	32%	26%	(9%)	321%
MCCC price		$5.33	$5.18	$5.18	$7.20	$3.95
Implied price (range)		$7.10-$7.61	$6.60-$6.98	$6.24-$6.60	$6.24-$6.91	$8.27-$21.82
Implied price (median)		7.33	6.82	6.55	6.56	16.64

Source: Dealogic, SDC, public filings, Bloomberg, FactSet

Note: Includes transactions announced since July 2001 (withdrawal of first Vishay/Siliconix offer); completed transactions >$10mm transaction value; acquirer held at least 30% of economics or had voting control of target prior to transaction

MCCC VALUATION PRESENTATION

J.P.Morgan

22

Bank of America Merrill Lynch

Peer trading multiples detail

($ mm, except per share data)

	PF Comcast[1]	Time Warner Cable	Cablevision[2]	Charter	Mediacom Current	Mediacom Illustrative offer	Mediacom As of 5/28/2010
Share price	$20.41	$62.26	$30.03	$35.90	$6.99	$8.00	$5.33
% of 52 wk high	*97.8%*	*97.3%*	*99.8%*	*89.8%*	*91.4%*	*104.6%*	*69.7%*
Equity value	**$57,091**	**$22,491**	**$9,156**	**$4,192**	**$508**	**$584**	**$383**
Plus: Net debt	42,624	20,186	12,083	12,595	3,248	3,248	3,269
Plus: Minority interests & preferreds	13,054	308	18	0	0	0	0
Less: Unconsolidated investments	(6,381)	(1,032)	0	0	0	0	0
Firm value	**$106,389**	**$41,953**	**$21,257**	**$16,787**	**$3,755**	**$3,832**	**$3,652**
Less: NOL value[3]	0	(1,830)	(689)	(1,167)	(389)	(218)	(389)
Adj. firm value	$106,389	$40,123	$20,568	$15,620	$3,366	$3,614	$3,263
Less: Non-cable assets	(35,376)	0	(4,205)	0	0	0	0
Cable-only firm value	**$71,013**	**$40,123**	**$16,362**	**$15,620**	**$3,366**	**$3,614**	**$3,263**

	PF Comcast Metric	PF Comcast	Time Warner Cable Metric	Time Warner Cable	Cablevision Metric	Cablevision	Charter Metric	Charter	Mediacom Metric	Mediacom Current	Mediacom Illustrative offer	Mediacom As of 5/28/2010
Adj. Cable FV / 2011E Cable EBITDA (adjusted for NOLs)	**$14,371**	**4.9x**	**$7,072**	**5.7x**	**$2,351**	**7.0x**	**$2,665**	**5.9x**	**$550**	**6.1x**	**6.6x**	**5.9x**
Adj. Cable FV / 2011E Cable EBITDA (unadjusted for NOLs)	14,371	4.9x	7,072	5.9x	2,351	7.3x	2,665	6.3x	550	6.8x	7.0x	6.6x
Adj. Cable FV / 2011E Cable EBITDA (adjusted for NOLs) / '11-'12 Growth	**2.9%**	**1.7x**	**4.4%**	**1.3x**	**3.8%**	**1.8x**	**3.7%**	**1.6x**	**1.5%**	**4.2x**	**4.5x**	**4.1x**
Adj. Cable FV / 2011E Cable EBITDA (unadjusted for NOLs) / '11-'12 Growth	2.9%	1.7x	4.4%	1.3x	3.8%	1.9x	3.7%	1.7x	1.5%	4.7x	4.8x	4.6x
Adj. Cable FV / 2011E Cable (EBITDA - Capex) (adjusted for NOLs)	**$9,931**	**7.2x**	**$4,244**	**9.5x**	**$1,719**	**9.5x**	**$1,486**	**10.5x**	**$319**	**10.6x**	**11.3x**	**10.2x**
Adj. Cable FV / 2011E Cable (EBITDA - Capex) (unadjusted for NOLs)	9,931	7.2x	4,244	9.9x	1,719	9.9x	1,486	11.3x	319	11.8x	12.0x	11.4x
Total debt / Q3'10 LQA EBITDA (pre-SBC)	**$17,072**	**2.8x**	**$6,860**	**3.1x**	**$2,813**	**4.3x**	**$2,528**	**5.0x**	**$529**	**6.4x**	**6.4x**	**6.4x**
Net debt / Q3'10 LQA EBITDA (pre-SBC)	17,072	2.5x	6,860	2.9x	2,813	4.3x	2,528	5.0x	529	6.1x	6.1x	6.2x
Adj. Cable FV / Actual subs (adjusted for NOLs)	**22.9**	**$3,101**	12.6	**$3,197**	**3.3**	**$4,892**	**4.7**	**$3,357**	**1.2**	**$2,798**	**$3,004**	**$2,712**
Adj. Cable FV / Actual subs (unadjusted for NOLs)	22.9	3,101	12.6	3,343	3.3	5,097	4.7	3,608	1.2	3,122	3,185	3,036
Adj. Cable FV / Actual RGUs (adjusted for NOLs)	67.4	**$1,053**	35.7	**$1,124**	11.4	**$1,440**	13.0	**$1,205**	3.1	**$1,096**	**$1,177**	**$1,063**
Adj. Cable FV / Actual RGUs (unadjusted for NOLs)	67.4	1,053	35.7	1,175	11.4	1,500	13.0	1,295	3.1	1,223	1,248	1,189

Note: Market data as of 11/10/10; Comcast share price represents weighted average; Comcast has Class A, Class A special and Class B common stock outstanding; Diluted shares include restricted stock units; EBITDA is post-SBC for valuation and pre-SBC for leverage multiples

[1] Comcast is pro forma for NBCU transaction; cable firm value is based on average analyst estimate of NBCU value of $35.3bn

[2] Cablevision pro forma for Bresnan transaction

[3] NOL values are based on Wall Street research consensus except for column labeled "Illustrative offer" which assumes present value of NOL based on 13% discount rate and 37.5% tax rate

MCCC VALUATION PRESENTATION

J.P.Morgan

23

Bank of America Merrill Lynch

MCCC VALUATION PRESENTATION

Levered free cash flow multiples

$ millions

	PF Comcast[1]	Time Warner Cable	Cablevision	Charter	Mediacom - Street projections: Current	Mediacom - Street projections: Illustrative offer	Mediacom - Street projections: As of 5/28/2010	Mediacom - Management projections: Current	Mediacom - Management projections: Illustrative offer	Mediacom - Management projections: As of 5/28/2010
Stock price	$20.41	$62.26	$30.03	$35.90	$6.99	$8.00	$5.33	$6.99	$8.00	$5.33
Fully diluted shares	2,796.9	361.2	304.9	116.8	72.6	73.0	71.8	72.6	73.0	71.8
Equity Value	**$57,091**	**$22,491**	**$9,156**	**$4,192**	**$508**	**$584**	**$383**	**$508**	**$584**	**$383**
2010E Levered Free Cash Flow	$5,213	$1,996	$956	$437	93	93	93	66	66	66
2011E Levered Free Cash Flow	5,949	2,225	1,089	594	120	120	120	100	100	100
2010E Fully-taxed Levered Free Cash Flow	$5,213	$1,982	$800	$412	$85	$85	$85	$60	$60	$60
2011E Fully-taxed Levered Free Cash Flow	5,949	2,239	880	515	84	84	84	72	72	72
P / 2010E LFCF	**11.0x**	**11.3x**	**9.6x**	**9.6x**	**5.5x**	**6.3x**	**4.1x**	**7.7x**	**8.9x**	**5.8x**
P / 2011E LFCF	**9.6x**	**10.1x**	**8.4x**	**7.1x**	**4.2x**	**4.9x**	**3.2x**	**5.1x**	**5.9x**	**3.8x**
P / 2010E LFCF fully taxed	**11.0x**	**11.3x**	**11.4x**	**10.2x**	**6.0x**	**6.9x**	**4.5x**	**8.4x**	**9.7x**	**6.3x**
P / 2011E LFCF fully taxed	**9.6x**	**10.0x**	**10.4x**	**8.1x**	**6.1x**	**7.0x**	**4.6x**	**7.1x**	**8.1x**	**5.3x**
PV of NOL	0	(1,830)	(689)	(1,167)	(389)	(218)	(389)	(389)	(213)	(389)
Adjusted P / 2010E LFCF fully taxed[2]	**11.0x**	**10.4x**	**10.6x**	**7.3x**	**1.4x**	**4.3x**	**(0.1x)**	**2.0x**	**6.2x**	**(0.1x)**
Adjusted P / 2011E LFCF fully taxed[2]	**9.6x**	**9.2x**	**9.6x**	**5.9x**	**1.4x**	**4.4x**	**(0.1x)**	**1.7x**	**5.2x**	**(0.1x)**

Note: Market data as of 11/10/10; all P / LFCF multiples based on the ratio of equity value to levered free cash flow; MCCC LFCF based on debt repayment profile guided by RBC; all other LFCF values represent Wall Street research consensus; fully-taxed levered free cash flow based on 37.5% tax rate

[1] Comcast is pro forma for NBCU transaction; Comcast fully-taxed LFCF based on Wall Street consensus of LFCF due to lack of significant tax benefits; Comcast share price represents weighted average; Comcast has Class A, Class A special and Class B common stock outstanding

[2] Adjusted for the PV of NOLs; MCCC illustrative offer columns represent PV of NOLS with section 382 limitation of $218mm (based on Wall Street research projections) and $213mm (based on management projections); all other PV of NOLs values represent Wall Street research consensus

J.P.Morgan
24
Bank of America Merrill Lynch

MCCC VALUATION PRESENTATION

Mediacom discount rate analysis

Discount rate summary

	Low		High
Risk free rate[1]		2.7%	
Equity risk premium[5]	7.0%	—	8.0%
Levered beta	1.3	—	1.4
Cost of equity	**11.8%**	**—**	**13.9%**
Pre-tax cost of debt		6.375%	
Post-tax cost of debt		4.0%	
Debt/total cap target		50.0%	
Calculated discount rate	**7.9%**	**—**	**8.9%**

Capital structure benchmarks (US)

Company	Market cap	Debt/ total cap	Levered beta Predicted	Levered beta Historical	Relevered Historical[2]
Comcast	$57,091	45.3%	1.334	1.161	1.189
Time Warner	22,491	49.0%	1.200	0.702	0.737
Cablevision	9,156	57.2%	1.237	1.521	1.427
Charter (Post-bankruptcy)	4,192	75.1%	1.888	0.281	0.158
Charter (Pre-bankruptcy)	23	99.9%		1.764	0.005
Mean		**65.3%**	**1.415**	**1.086**	**0.703**
Median		**57.2%**	**1.286**	**1.161**	**0.737**
Mediacom	**$508**	**87.0%**	**1.816**	**1.930**	**0.606**

Cost of equity vs. Debt/total cap target[3]

Debt/total cap target	Cost of equity 11.8%	12.5%	13.2%	13.9%
40.0%	8.6%	9.1%	9.5%	9.9%
50.0%	7.9%	8.2%	8.6%	8.9%
60.0%	7.1%	7.4%	7.7%	7.9%

Cost of equity vs. Pre-tax cost of debt[4]

Pre-tax cost of debt	Cost of equity 11.8%	12.5%	13.2%	13.9%
4.8%	7.6%	7.9%	8.3%	8.6%
5.3%	7.7%	8.1%	8.4%	8.8%
5.8%	7.9%	8.2%	8.6%	8.9%
6.3%	8.0%	8.4%	8.7%	9.1%
6.8%	8.2%	8.5%	8.9%	9.2%

Source: FactSet, Barra
Note: Market data as of 11/10/2010
[1] U.S. 10-year treasury bond yield as of 11/10/2010
[2] Historic levered beta is implied based on unlevering beta for each respective company based on their current capital structure and relevering beta based on debt/total cap target of 50.0%
[3] Assumes pre-tax cost of debt of 6.375%
[4] Assumes debt/total cap target of 50.0%
[5] J.P. Morgan estimate

J.P.Morgan
25
Bank of America Merrill Lynch

26 Appendix 26 M C C C V A L U A T I O N P R E S E N T A T I O N

Summary of Equity Research Perpetuity Growth Rate Assumptions for MSO Comparables – Detail

Cablevision[1]

Analyst	Date	WACC	PGR
DB	11/5/2010	8.20%	0.00%
JPMorgan	6/23/2010	7.70%	2.10%
Kaufman Bros	8/6/2010	14.50%	
Morgan Stanley	8/6/2010	8.00%	2.00%
Pivotal	11/5/2010	10.00%	
RBC	11/5/2010	7.90%	1.50%
UBS	11/4/2010	9.20%	2.00%
Wells Fargo	11/5/2010	8.00%	3.00%
Min		**7.70%**	**0.00%**
Median		**8.10%**	**2.00%**
Max		**14.50%**	**3.00%**

Charter

Analyst	Date	WACC	PGR
Morgan Stanley	6/11/2010	8.00%	2.00%
Pivotal	11/3/2010	10.00%	
Min		**8.00%**	**2.00%**
Median		**9.00%**	**2.00%**
Max		**10.00%**	**2.00%**

Comcast[1]

Analyst	Date	WACC	PGR
CS	10/27/2010	9.00%	1.50%
DB	10/28/2010	7.20%	0.00%
Evercore	10/27/2010	9.40%	1.50%
Kaufman Bros	10/28/2010	11.20%	3.00%
Macquarie	7/28/2010	8.50%	1.50%
Miller Tabak	7/29/2010	8.65%	
Morgan Stanley	10/14/2010	9.00%	2.00%
Morningstar	10/27/2010	8.40%	3.00%
Pivotal	10/27/2010	10.00%	
RBC	10/27/2010	7.90%	1.50%
UBS	10/27/2010	9.00%	2.00%
Wells Fargo	10/28/2010	9.00%	3.00%
Wunderlich	10/28/2010	14.70%	3.00%
Min		**7.20%**	**0.00%**
Median		**9.00%**	**2.00%**
Max		**14.70%**	**3.00%**

Time Warner Cable

Analyst	Date	WACC	PGR
BarCap	11/9/2010	8.10%	(1.00%)
Collins	11/4/2010	10.60%	(0.50%)
CS	11/4/2010		1.50%
DB	11/5/2010	8.60%	0.00%
Evercore	11/4/2010	8.40%	(0.50%)
Kaufman Bros	11/5/2010	12.20%	
Miller Tabak	9/21/2010	7.91%	5.00%
Needham	8/5/2010	10.40%	2.00%
Pivotal	9/16/2010	9.00%	
RBC	10/21/2010	8.00%	1.00%
Wells Fargo	8/6/2010	9.00%	3.00%
Wunderlich	11/2/2010	10.80%	1.10%
Min		**7.91%**	**(1.00%)**
Median		**9.00%**	**1.05%**
Max		**12.20%**	**5.00%**

Source: Wall Street Research
[1] Showing data for consolidated Comcast and Cablevision. Data for cable operations of Comcast and Cablevision only are unavailable

APPENDIX

J.P.Morgan

27

Bank of America Merrill Lynch